UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2007

First Cash Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19133	75-2237318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

690 East Lamar Blvd., Suite 400, Arlington, Texas	76011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (817) 460-3947

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

First Cash Financial Services, Inc. has issued a press release announcing that it has completed the share repurchase program authorized by the Board of Directors in June 2006 and that the Board of Directors has authorized a new share repurchase program. The Company's press release dated November 6, 2007 is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 8.01.

Per the press release issued on November 6, 2007, the Company also re-affirmed its previous guidance for Fiscal 2007 earnings to be in a range of $1.25 to $1.30 per share. In addition, the Company announced the initiation of diluted earnings per share guidance for 2008 to be in a range of $1.47 to $1.57 per share. The Company disclosed that the 2008 guidance may have to be adjusted to reflect proposed regulatory changes in Washington D.C. which could negatively affect operating results in that market. The Company's press release dated November 6, 2007 is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 8.01.

The information provided in this Item 8.01 shall not be deemed "filed" for purposes of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits:

      99.1    Press Release dated November 6, 2007 announcing the Company's completion of its existing share repurchase plan, authorization of a new share repurchase plan and initial earnings guidance for 2008.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Cash Financial Services, Inc. (Registrant)
November 6, 2007 (Date)	/s/ R. DOUGLAS ORR R. Douglas Orr Chief Accounting Officer

Exhibit Index
99.1	Press release dated November 6, 2007